Exhibit 31.1

Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

CERTIFICATION

I, Steven Humphreys, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Identiv, Inc.,

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted]

4.	[intentionally omitted]

5.	[intentionally omitted]

Date: March 23, 2021	/s/ Steven Humphreys
Steven Humphreys
Chief Executive Officer
(Principal Executive Officer)